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                                                                     EXHIBIT 5.1

                       [letterhead of Cooley Godward llp]

                               September 12, 2000

Applied Micro Circuits Corporation
6290 Sequence Drive
San Diego, CA 92121

   Ladies and Gentlemen:

   You have requested our opinion with respect to certain matters in connection with the filing by Applied Micro Circuits Corporation, a Delaware corporation (the "Company"), of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus/proxy statement filed with the Registration Statement (the "Prospectus"), covering the registration of up to 25,035,752 shares of Common Stock of the Company (the "Shares"), proposed to be issued in connection with the merger between MMC Networks, Inc., a Delaware corporation ("MMC Networks"), and Mercury Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), contemplated by the Agreement and Plan of Merger dated as of August 28, 2000 (the "Merger Agreement"), among the Company, Merger Sub and MMC Networks .

   In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as amended, and such other records, documents, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

   On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

   We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          Cooley Godward LLP

                                          /s/ D. Bradley Peck
                                          -------------------------------------
                                          D. Bradley Peck